Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-120755) and related Prospectus of Danielson Holding Corporation for the registration of up to 3,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 14, 2005, with respect to the consolidated financial statements of Covanta Energy Corporation as of December 31, 2004, and for the periods January 1, 2004 through March 10, 2004 (“Predecessor”) and March 11, 2004 through December 31, 2004 (“Successor”), Covanta Energy Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Covanta Energy Corporation, included in its Annual Report (Form 10-K) as of December 31, 2004, and the related financial statement schedules of Covanta Energy Corporation included therein, filed with the Securities and Exchange Commission.

MetroPark, New Jersey
April 8, 2005